Exhibit 10.5

Named Executive Officer Compensation

On June 9, 2006, the Compensation Committee of the Board of Directors set the annual base salaries of, and awarded cash bonuses to, Chesapeake’s named executive officers and its chief operating officer, effective July 1, 2006. The new base salaries and the cash bonuses, respectively, are as follows: Aubrey K. McClendon $975,000 and $750,000; Steven C. Dixon $725,000 and $500,000; Marcus C. Rowland $725,000 and $500,000; Martha A. Burger $550,000 and $325,000; and Michael A. Johnson $400,000 and $175,000.